Exhibit 99.1

RumbleOn Announces Planned $100 Million Fully Backstopped Rights Offering

August 9, 2023

IRVING, Texas – RumbleOn, Inc. (NASDAQ: RMBL) (the “Company” or “RumbleOn”), the nation’s first and largest publicly traded powersports platform, today announced that it plans to make a $100 million rights offering to holders of the company’s Class A common stock and Class B common stock (and certain holders of warrants issued by the Company entitled to receive the same).

Pursuant to the terms of the fully backstopped rights offering, the Company intends to issue, for no consideration, subscription rights that will entitle eligible holders as of the applicable record date to purchase their pro rata portion of $100 million of Class B common stock.

The Company has entered into a purchase agreement with certain existing stockholders (the “Backstop Purchasers”) to backstop the $100 million rights offering in full. The purchase agreement commits the Backstop Purchasers to purchase in a private placement (the “Backstop Private Placement”) any and all shares of Class B common stock that remain unsubscribed for in the rights offering on the same terms as the proposed rights offering. Pursuant to the terms of the purchase agreement, the Backstop Private Placement is expected to close shortly after the expiration of the rights offering subscription period.

The Backstop Purchasers’ obligation to purchase the securities pursuant to the purchase agreement and to fulfill their backstop commitment and the Company’s obligation to issue the securities in the Backstop Private Placement are subject to certain customary closing conditions, including completion of the proposed rights offering. The rights offering and the Backstop Private Placement are expected to close in the fourth quarter of 2023.

The Company plans to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) relating to the rights offering as promptly as reasonably practicable. The Company is working on developing the terms of the rights offering and has not yet set the subscription ratio or subscription price. In addition, no record date has been set. Additional information about the proposed rights offering will be provided in the registration statement, once filed with the SEC.

The Company is planning to conduct the rights offering to enable it to comply with a covenant in its recently amended credit agreement. It is expected that the net proceeds of the rights offering will be used to repay debt under its amended credit facility with the remainder being available to fund the growth and development of its business, including for possible acquisitions.

The securities to be offered in the proposed rights offering and proposed Backstop Private Placement have not yet been registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities to be offered in the proposed rights offering may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement relating to the rights offering has been filed with the SEC and has become effective.

Other Important Information

The securities to be sold in the proposed rights offering and proposed Backstop Private Placement have not been registered under the Securities Act or the securities laws of any state or other applicable jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities to be issued in the proposed rights offering or proposed Backstop Private Placement, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the registration statement related to the rights offering will only be made by means of a prospectus.

About RumbleOn

RumbleOn is the nation’s first and largest publicly traded, technology-enhanced dealership group platform in the powersports industry. Headquartered in the Dallas Metroplex, RumbleOn provides the only technology-led platform in powersports with a broad footprint of physical locations, full-line manufacturer representation, and high-quality used inventory to transform the entire customer experience.

Forward-Looking Statements

The Company’s press release contains statements that constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s plans to launch a rights offering, the transactions contemplated by the purchase agreement, the anticipated final terms, timing and completion of the proposed rights offering and proposed Backstop Private Placement, the use of proceeds from the proposed rights offering and proposed Backstop Private Placement, and the Company’s plans, strategies, and prospects for its business. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: whether the proposed transactions will be completed in a timely manner, or at all; the risk that all of the closing conditions under the purchase agreement are not satisfied; the occurrence of any event, change or other circumstance that could cause the Company not to proceed with the rights offering or give rise to the termination of the purchase agreement; the determination of the final terms of the proposed rights offering and proposed Backstop Private Placement; the satisfaction of customary closing conditions related to the proposed rights offering; risks related to the diversion of management’s attention from RumbleOn’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally, as well as the other risk factors set forth under the caption “Risk Factors” in the Form S-3 to be filed with the SEC, in RumbleOn’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2023 and in any other subsequent filings made with the SEC by RumbleOn. There can be no assurance that RumbleOn will be able to complete the proposed rights offering and proposed Backstop Private Placement on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and RumbleOn specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Investor Inquiries:

Dawn Francfort
ICR, Inc.
investors@rumbleon.com

Will Newell
investors@rumbleon.com